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                                                                   Exhibit 10.13

                      AMENDMENT NO.1 EMPLOYMENT AGREEMENT
                      -----------------------------------



      THIS AMENDMENT NO.1 ("Amendment ") to the Employment Agreement dated as of December 2,1997, by and between World Airways, Inc., a Delaware corporation, its Successors and assigns (hereinafter "World") and Russell L. Ray, Jr. ("Ray") (the "Employment Agreement") is dated September 16,1998.

      WHEREAS, Ray was elected Chairman of the Board of Directors on June 17,1998, and Continues to serve as President and Chief Executive Officer.

      NOW, THERFORE, World and Ray, in consideration of the mutual covenants and promises contained herein, do hereby agrees as follows:

      1. The title of Chairman shall be added to the titles President and Chief Executive officer and wherever they appear in the Agreement.

      2.  The term of employment shall be through September 30, 2000.

      3. The parties agree no change in compensation will be made in connection with Mr. Ray's June 17, 1998, appointment as Chairman of the Board. The parties agree that, at such time as the Board elects a new officer to fill any of the positions now held by Mr. Ray, appropriate changes will be made to Mr. Ray's compensation by mutual agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                         WORLD AIRWAYS, INC


                                         BY: /s/ Daniel J. Altobello
                                            -----------------------------------
                                            Daniel J. Altobello
                                            Chairman of the Executive Committee


                                             /s/ Russell L. Ray, Jr
                                            -----------------------------------
                                            Russell L. Ray, Jr